GRUPO SUPERVIELLE

CÓDIGO DE ÉTICA

DE

GRUPO SUPERVIELLE S.A.

ÍNDICE

1. APLICACIÓN DEL CÓDIGO DE ÉTICA

Las disposiciones contenidas en el presente Código de Ética son de aplicación para todos los colaboradores de GRUPO SUPERVIELLE, incluidos todos sus dependientes, las personas contratadas a término o que se encuentren prestando funciones en período de prueba, los miembros del Directorio, los asesores externos, los proveedores y cualquier tercero que, en virtud de la naturaleza de su vínculo con GRUPO SUPERVIELLE, pueda afectar la reputación de GRUPO SUPERVIELLE o de cualquiera de las entidades y sociedades que lo conforman.

A los fines del presente Código de Ética, se entenderá por GRUPO SUPERVIELLE a Grupo Supervielle S.A. y a las distintas entidades y sociedades controladas o vinculadas societariamente con Grupo Supervielle S.A., incluyendo Banco Supervielle S.A., Cordial Compañía Financiera S.A., Supervielle Asset Management S.A., Sociedad Gerente de Fondos Comunes de Inversión, Tarjeta Automática S.A., Cordial Microfinanzas S.A., Espacio Cordial de Servicios S.A., Supervielle Seguros S.A. y Sofital S.A. y aquellas compañías que se integren en un futuro. El término "Organización" también podrá ser empleado en el presente Código de Ética para referirse a GRUPO SUPERVIELLE y a las distintas entidades y sociedades vinculadas.

Es responsabilidad de todos y cada uno de los colaboradores de GRUPO SUPERVIELLE conocer y cumplir las disposiciones de este Código. El incumplimiento del presente Código de Ética puede derivar en la aplicación de sanciones disciplinarias y legales y determinar la desvinculación laboral o contractual de los colaboradores de GRUPO SUPERVIELLE que lo infrinjan.

Las pautas que establece el presente Código de Ética prevalecen a toda orden proveniente de superiores jerárquicos y forma parte del conjunto de normas y regulaciones vigentes en GRUPO SUPERVIELLE.

La Gerencia de Recursos Humanos tendrá a su cargo la administración operativa del presente Código de Ética y será la responsable de:

- Llevar a cabo la efectiva difusión a todos los colaboradores.
- Responder a las dudas en relación con el contenido de este documento.
- Proponer modificaciones al contenido del Código.
- Asegurar que los nuevos colaboradores recepcionen el Código, confirmen su lectura y firmen la carta de compromiso, la cual se adjuntará al legajo personal del colaborador.

La Gerencia de Auditoría Interna será la encargada de la recepción e investigación de las denuncias que presenten con relación a las materias contempladas en el presente.

2. FUNDAMENTOS

El presente Código de Ética se basa en un conjunto de valores esenciales que distinguen e identifican a GRUPO SUPERVIELLE y que deberán respetar sus integrantes en su actuar diario con clientes, proveedores, colaboradores y organismos de control.

3. VALORES ÉTICOS

Los valores que identifican a GRUPO SUPERVIELLE son los siguientes:

LIDERAZGO (Para *Saber* donde ir)

Generamos capacidades organizacionales para ser referentes en los mercados en que nos focalizamos.
Creemos en:
Liderar con el ejemplo.
Soñar en grande.
Capacitar y desarrollar a nuestros equipos.
Superar nuestras propias metas.
No aceptaremos:
La fijación de objetivos poco desafiantes.
La falta de trabajo en equipo.
La falta de foco.

INNOVACIÓN (Para *Cambiar* con ideas)

Desafiamos los límites en busca de nuevas soluciones que sumen valor y aumenten la competitividad.
Creemos en:
Mejorar la experiencia de nuestros clientes.
Ver el futuro sin descuidar nuestro presente.
Ser flexibles y abiertos.
No Aceptaremos:
El conformismo.
El miedo a lo nuevo.
Barreras mentales que nos impidan crecer.

COMPROMISO (Para *Aportar* más)

Respondemos con soluciones sustentables a las demandas de nuestros clientes y comunidades de interés.
Creemos en:
Poner pasión en todo lo que hacemos.
Respetar los acuerdos realizados.
Fomentar vínculos de cercanía.
Ponerse en el lugar del cliente.
Superar expectativas
No Aceptaremos:
La indiferencia y el no hacerse cargo.
Prometer algo que sabemos que no vamos a poder cumplir.
Forzar situaciones que el cliente no desea.
Las actitudes irresponsables para con los resultados.
La mala fe y la falta de ética.

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RESPETO (Para *Pensar* en el otro)

Escuchamos y entendemos las necesidades de nuestros clientes y fomentamos relaciones personales y de negocios constructivas.
Creemos en:
Tratar a los demás como nos gustan que nos traten.
Dialogar y construir a partir de la diversidad.
No Aceptaremos:
Conseguir resultados a cualquier precio.
Imponer ideas.
La falta de empatía.
Discriminación alguna.

EFICIENCIA (Para *Agregar* valor)

Damos respuestas rápidas y de calidad utilizando los recursos disponibles de manera responsable y sustentable
Creemos en:
Focalizarnos en procesos que aporten valor.
Reconocer las iniciativas que buscan la mejora constante.
Cuidar la estructura de costos.

No Aceptaremos:
Ignorar los errores y no aprender de ellos.
La burocracia.
La improvisación.

SIMPLICIDAD (Para *Facilitar*)

Anhelamos facilitarle la vida a nuestros clientes.
Creemos en:
Cuidar el tiempo del cliente.
Operar mediante procesos sólidos y sencillos.
Tomar decisiones en el punto más cercano posible al cliente.
No Aceptaremos:
Actitudes desconfiadas que entorpecen la delegación y cooperación.
Generar trámites innecesarios o engorrosos.
El uso improductivo o desconsiderado del tiempo propio y ajeno.

4. COMUNICACIÓN

La Gerencia de Recursos Humanos tiene a su cargo la responsabilidad de comunicar este Código de Ética y mantenerlo actualizado. GRUPO SUPERVIELLE solicita a sus Directores, Gerentes y superiores jerárquicos que difundan este Código entre sus colaboradores y los comprometan a través del ejemplo.

5. PRÁCTICAS DEL CÓDIGO DE ÉTICA DE GRUPO SUPERVIELLE

5.1 PROTECCIÓN DE LOS RECURSOS DE GRUPO SUPERVIELLE

Los colaboradores de GRUPO SUPERVIELLE deben realizar las acciones conducentes a proteger los activos y bienes de la Organización.

Todas las operaciones de la Organización contarán con controles internos adecuados a fin de proteger sus activos y bienes y deberán realizarse obteniéndose las conformidades que resulten necesarias de acuerdo con los esquemas de autorización aplicables a cada una de ellas. Las operaciones deberán registrarse adecuadamente, con arreglo a las normas contables aplicables en cada caso, de modo tal que los registros contables de la Organización arrojen información exacta. Es responsabilidad de cada colaborador garantizar la integridad y confidencialidad de todos los activos y los bienes de GRUPO SUPERVIELLE, respetando los controles internos y los esquemas de autorización aplicables.

Los bienes físicos e informáticos que GRUPO SUPERVIELLE pone a disposición de sus colaboradores (incluyendo computadoras, teléfonos, impresoras, mails, etc.) constituyen herramientas de trabajo y, por lo tanto, son para uso exclusivo de las actividades de la Organización y no pueden ser utilizados con fines personales u otros ajenos a dichas actividades.

A los efectos del uso de equipos informáticos y sus aplicaciones, GRUPO SUPERVIELLE asignará claves y/o passwords a cada uno de sus colaboradores. Las claves y/o passwords asignadas a dichos colaboradores son de uso personal e intransferible de cada uno de ellos, no pudiendo revelarlas bajo ninguna circunstancia. Los colaboradores en todos los casos serán responsables por el uso indebido de claves y/o passwords, pudiendo resultar pasibles de sanciones.

Todo lo relacionado con los sistemas de correo electrónico y de comunicación electrónica en general, incluyendo todas las comunicaciones e información creada, recibida, guardada o enviada en los sistemas de la Organización es propiedad de GRUPO SUPERVIELLE. Los colaboradores no tienen derecho personal a la privacidad en ningún material creado, recibido, guardado o enviado usando correo electrónico o los sistemas informáticos de GRUPO SUPERVIELLE incluyendo proveedores de internet externos, ni pueden esperar privacidad en tales comunicaciones. GRUPO SUPERVIELLE adoptará las acciones necesarias para implementar en forma clara y precisa los extremos descriptos en el presente, garantizando en todo momento la finalidad del uso de las herramientas provistas para el desempeño del trabajo y el cuidado de los derechos de las personas involucradas, ello de acuerdo al ordenamiento legal de aplicación.

5.2 IGUALDAD DE OPORTUNIDADES. NO DISCRIMINACIÓN

GRUPO SUPERVIELLE proporcionará iguales oportunidades en el acceso al trabajo y en la promoción profesional, no incurriendo en prácticas discriminatorias, ya sea por razón de sexo u orientación sexual, raza, religión, origen, estado civil o condición social.

Los colaboradores de GRUPO SUPERVIELLE que participen en procesos de contratación, selección y/o promoción profesional y/o que tomen decisiones en el marco de dichos procesos deberán actuar objetivamente, sin incurrir en tales tipos de prácticas, con el objetivo de identificar aquellas personas más acordes con el perfil y necesidades del puesto a cubrir, promoviendo en todo momento la igualdad de oportunidades.

Si alguna persona ha sido víctima o ha sido testigo de una discriminación o acoso en el trabajo, deberá ponerse en contacto inmediatamente con su Supervisor Inmediato o si no fuera posible con la Gerencia de Recursos Humanos.

5.3 RELACIONES PERSONALES EN EL LUGAR DE TRABAJO

Con la finalidad de preservar la objetividad y el profesionalismo, frente a relaciones sentimentales entre compañeros de trabajo del mismo sector y/o ante aquellas que se den entre colaboradores que por su relación de trabajo, sus tareas o funciones dependan directa o indirectamente y/o requieran de su supervisión, se deberá dar aviso a sus superiores dentro del marco de confidencialidad que corresponde. En caso de producirse este tipo de situaciones, corresponderá el traspaso de uno de los colaboradores a otro sector.

Si un colaborador con funciones comerciales o administrativas (gerente, responsable de clientes, oficial de cuenta, de inversiones o similares) tiene un vínculo personal, comercial, familiar o de amistad con clientes o proveedores, sean personas físicas o jurídicas, debe informarlo a su superior jerárquico a los efectos de la asignación de un nuevo colaborador a cargo de la relación comercial con el cliente o proveedor, según sea el caso.

5.4 LUGAR DE TRABAJO LIBRE DE DROGAS

Cada colaborador debe cumplir sus tareas sin hallarse inhibido ni estimulado por los efectos del alcohol o las drogas. GRUPO SUPERVIELLE considera de vital importancia el respeto irrestricto de las disposiciones de esta Sección 5.4. en procura de mantener los niveles de desempeño requeridos de cada colaborador y de preservar su salud y su seguridad. Será tolerado el consumo de alcohol exclusivamente en eventos corporativos o sociales llevados a cabo en el ámbito de trabajo, tales como brindis de fin de año u otros similares, en la medida que ello no afecte las capacidades de los colaboradores ni su salud.

Se encuentra prohibida la tenencia y/o consumo de drogas ilegales y de alcohol, así como el uso inadecuado o abuso de drogas legalmente recetadas (a) dentro de las instalaciones de GRUPO SUPERVIELLE y/o (b) mientras se realizan actividades en representación de GRUPO SUPERVIELLE relacionadas con GRUPO SUPERVIELLE o que puedan tener impacto en GRUPO SUPERVIELLE.

5.5 LUGAR DE TRABAJO LIBRE DE HUMO

GRUPO SUPERVIELLE se declara ámbito "LIBRE DE HUMO" en favor de un ambiente saludable y prohíbe el consumo de tabaquismo dentro las instalaciones, incluyendo pasillos externos, balcones y terrazas.

5.6 SEGURIDAD E HIGIENE

La higiene y seguridad en el trabajo son pilares fundamentales para poder desarrollar de manera adecuada las tareas cotidianas dentro de GRUPO SUPERVIELLE.

Es responsabilidad de todos los colaboradores cumplir las medidas de seguridad establecidas. Asimismo, es deber de quienes tienen personas a cargo promover dichas medidas entre sus colaboradores.

5.7 TRATO DIGNO

GRUPO SUPERVIELLE ofrece un ámbito de trabajo cordial, libre de violencia y agresiones. Las amenazas, las conductas amenazantes, el acoso, la intimidación y las agresiones están prohibidas en el ámbito laboral.

Es esencial trabajar en un ámbito en el que impere el respeto y la cordialidad entre colaboradores y con clientes externos, proveedores y la comunidad.

Los colaboradores de GRUPO SUPERVIELLE deberán actuar en todo momento respetando los lineamientos de conducta y trato digno, la religión, la elección sexual, la raza y las demás cualidades de las personas.

5.8 CONFIDENCIALIDAD DE LA INFORMACIÓN DE GRUPO SUPERVIELLE Y DE SUS CLIENTES. SECRETO Y RESERVA.

Los colaboradores de GRUPO SUPERVIELLE no deberán dar a conocer ninguna información contable o documental de GRUPO SUPERVIELLE que no haya sido publicada a través de los medios exigidos por la ley.

Ningún colaborador debe revelar o utilizar información obtenida en el curso de su relación con GRUPO SUPERVIELLE para su beneficio o ventaja personal o la de otras personas.

Los colaboradores de GRUPO SUPERVIELLE deben adoptar medidas para garantizar la confidencialidad, integridad y disponibilidad de los datos e información de los clientes y terceros que se relacionen con GRUPO SUPERVIELLE. Esto incluye la identificación de los datos que deben ser protegidos, el suministro de un nivel de protección adecuado para esos datos y el otorgamiento de acceso a los datos protegidos solamente a aquellas personas que deben utilizarlos en el desempeño de sus funciones. Adicionalmente, todos los colaboradores que se desempeñen en aquellas entidades afiliadas de GRUPO SUPERVIELLE sometidas a las regulaciones del Banco Central de la República Argentina, por tratarse de entidades financieras, compañías financieras u otro tipo de entidad regidas por la Ley de Entidades Financieras de la República Argentina (LEF), deberán dar estricto cumplimiento al "Secreto Bancario", en los términos del artículo 39 de la LEF, guardando estricta confidencialidad y reserva respecto de la información que llegare a su conocimiento. Ello implica que no se podrá revelar información relativa a cualquier tipo de depósito bancario o cuenta de los clientes de tales entidades afiliadas de GRUPO SUPERVIELLE (ya sean sus saldos y numeración como todo otro dato que permita identificar el depósito o la cuenta, o bien establecer su titularidad); estableciéndose, sin embargo, que quedarán exceptuados del "Secreto Bancario": (a) los jueces en causas judiciales, (b) el Banco Central de la República Argentina, (c) los organismos recaudadores de impuestos nacionales, provinciales o municipales, y (d) la propia entidad, con la autorización previa del Banco Central de la República Argentina; todo ello, con sujeción a las condiciones específicas establecidas en la LEF, las normas reglamentarias y, particularmente, los manuales de procedimiento interno de la Organización, aplicables al caso.

Cualquier colaborador que, en razón de su cargo o actividad, tenga información con respecto al desenvolvimiento o negocios de una entidada afiliada de GRUPO SUPERVIELLE sujeta al ámbito de la oferta pública de valores, que aún no haya sido publicada al mercado y que sea capaz de influir en algún modo en el precio de sus títulos o pueda afectar la colocación de títulos valores y su negociación, debe guardar estricta reserva.

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Los colaboradores de auditorías externas, consultoras o cualquier otro proveedor que se encuentre prestando servicios en GRUPO SUPERVIELLE, se encuentran específicamente alcanzados por las disposiciones establecidas en la Sección 5.8. Del mismo modo, los colaboradores de cualquier proveedor que se encuentre prestando servicios en GRUPO SUPERVIELLE deberán abstenerse de utilizar para sí o para terceros cualquier información conocida con motivo del servicio prestado, manteniendo la obligación de confidencialidad de acuerdo a las normas aplicables. Los colaboradores deben abstenerse de:

- Transferir información confidencial a otra persona que luego compre o venda títulos valores de GRUPO SUPERVIELLE, incluyendo opciones de compra o venta de dichos títulos.

- Comprar o vender títulos de otra sociedad cuyo valor podría verse afectado por medidas de GRUPO SUPERVIELLE que aún no han sido divulgadas públicamente y opciones de compra o venta de dichos títulos.

5.9 OBJETIVIDAD Y CONFLICTO DE INTERESES

Todos los colaboradores de GRUPO SUPERVIELLE tienen la responsabilidad de evitar:

- Actuar en representación de GRUPO SUPERVIELLE en situaciones en las que el colaborador, pariente o amigo personal tuviera algún tipo de interés personal.

- Utilizar el nombre de GRUPO SUPERVIELLE indebidamente.

- Aceptar algún tipo de favor de cualquier persona o entidad con la cual GRUPO SUPERVIELLE mantenga una relación comercial.

- Beneficiarse personalmente de una oportunidad comercial en la que GRUPO SUPERVIELLE estuviera involucrado.

- Proporcionar asistencia a un competidor de GRUPO SUPERVIELLE en su actividad comercial.

En caso que surja un conflicto de intereses por razones de empleo o de otra índole, los colaboradores deberán dar a conocer los hechos sin demora a su superior jerárquico a fin que sea relevado de la posición alcanzada por el conflicto de interés. En caso de dudas sobre si la actividad a desarrollar podrá desencadenar un conflicto de intereses con GRUPO SUPERVIELLE, es responsabilidad delcolaborador consultar con su superior jerárquico y con la Gerencia de Recursos Humanos, quienes indicarán las acciones a seguir en cada caso.

No se deben realizar actividades comerciales o profesionales paralelamente a las realizadas para GRUPO SUPERVIELLE, que de alguna forma compitan con alguno de sus negocios.

Ningún colaborador que tenga alguna influencia sobre las decisiones de negocios de GRUPO SUPERVIELLE ni ningún miembro de la familia inmediata de dicho colaborador (cónyuge, madre, padre, hijo o hermano), podrá tener interés financiero significativo, entendiéndose por tal y a modo de ejemplo sin carácter limitativo, el carácter de accionista o administrador de un proveedor de bienes o servicios de GRUPO SUPERVIELLE.

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Si un colaborador o un miembro de la familia inmediata de un colaborador tiene algún interés financiero significativo en un competidor de GRUPO SUPERVIELLE, dicho colaborador debe notificarlo la Gerencia de Recursos Humanos de su respectivo empleador en GRUPO SUPERVIELLE.

Los colaboradores ejecutivos, gerenciales, profesionales y técnicos que realicen cualquier actividad ajena a GRUPO SUPERVIELLE deben revelar en forma plena dicha actividad y sus alcances a la Gerencia de Recursos Humanos de su respectivo empleador en GRUPO SUPERVIELLE.

Ningún colaborador puede realizar actividades cívicas o políticas durante el horario laboral que puedan causar conflictos de intereses o que de algún modo pueda interpretarse como la participación de GRUPO SUPERVIELLE en tales actividades.

5.10 REGALOS Y ATENCIONES

En el Anexo I se establecen los lineamientos principales de la política de GRUPO SUPERVIELLE en materia de regalos y atenciones.

Las cortesías de naturaleza comercial por servicios prestados sólo pueden ser aceptadas por el colaborador en la medida que representen exclusivamente un reconocimiento a la eficiencia, idoneidad y transparencia con que se realiza la labor y se ajusten a la política de GRUPO SUPERVIELLE en materia de regalos y atenciones.

No se podrá ofrecer o aceptar regalos ni cortesías de un funcionario o colaborador gubernamental. El soborno está estrictamente prohibido.

5.11 RELACIÓN CON LOS MEDIOS DE COMUNICACIÓN

Las relaciones con los medios de comunicación son coordinadas exclusivamente por el Foro de Prensa. Ningún colaborador de GRUPO SUPERVIELLE debe responder preguntas a los medios, conceder entrevistas o publicar artículos en representación de, o relacionados con GRUPO SUPERVIELLE, ni participar como orador o expositor de GRUPO SUPERVIELLE en conferencias o eventos organizados por terceros, sin autorización previa del Foro de Prensa.

Todo pedido de autorización que deba realizarse al Foro de Prensa deberá ser canalizado a través de la Gerencia de Marketing.

5.12 RELACIONES CON GOBIERNOS

GRUPO SUPERVIELLE mantiene neutralidad política y se compromete a cumplir todas las obligaciones legales a las que está sujeta a nivel muncipal, provincial o nacional en la República Argentina o en cualquier país donde desarrolle su actividad.

Los colaboradores de GRUPO SUPERVIELLE deberán cumplir estrictamente con las leyes del país, evitando cualquier conducta que aún sin violar la ley pueda perjudicar la reputación de GRUPO SUPERVIELLE o de cualquiera de sus entidades afiliadas ante la comunidad, el gobierno del país u otros organismos, y/o producir consecuencias adversas para sus negocios, imagen y/o reputación.

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Ninguna persona colaborará conscientemente con terceros en la violación de ley alguna, ni participará en actuaciones que comprometan el respeto al principio de legalidad.

Deberán actuar con honradez e integridad en todos sus contactos o transacciones con las autoridades y empleados de los gobiernos a nivel municipal, provincial o nacional, asegurando que toda la información y documentación que presenten así como las declaraciones que realicen sean veraces, claras y completas.

5.13 RELACIÓN CON CLIENTES

El cliente es de interés prioritario para GRUPO SUPERVIELLE. Por lo tanto, es responsabilidad de todos sus colaboradores mantener relaciones respetuosas, honestas y comprometidas con sus clientes y brindarles un servicio de calidad integral.

Es política de GRUPO SUPERVIELLE realizar transacciones con personas y empresas reconocidas por su integridad.

Para establecer relaciones comerciales duraderas es imprescindible transmitir confianza y transparencia en la comunicación. En este sentido se deberá tener en cuenta:

(a) La cordialidad y sencillez en el trato

La cordialidad y sencillez deben estar siempre presentes en las relaciones con los clientes, proveedores y público en general. La relación con los clientes se deberá llevar a cabo en el marco de la profesionalidad y cortesía.

(b) La agilidad y calidad en el servicio ofrecido

El compromiso con la calidad y la agilidad del servicio prestado y la búsqueda de superación de las expectativas del cliente son prioridad de GRUPO SUPERVIELLE.

En todos los casos se debe mantener una adecuada presencia considerando que la primera imagen que recibe el cliente de GRUPO SUPERVIELLE es la de sus colaboradores.

Los colaboradores de GRUPO SUPERVIELLE ofrecerán a los clientes exclusivamente aquellos productos o servicios que se adecuen a sus características y necesidades, a cuyo efecto el cliente deberá conocer y entender las condiciones aplicables sobre cada uno de dichos productos y servicios, sus beneficios, riesgos y costos relacionados, con carácter previo a la realización de la contratación.

Sin perjuicio de todo otro recaudo, requisito o tarea que los colaboradores de GRUPO SUPERVIELLE deban cumplir con arreglo a los procedimientos internos aplicables, los mismos:

– Informarán a los clientes en forma objetiva, veraz y completa sobre los diversos productos y servicios, todas sus condiciones relevantes y advirtiéndoles acerca de los riesgos, gastos y comisiones aplicables, particularmente si se tratare de de productos financieros de alto riesgo.

- Aplicarán los cargos y comisiones vigentes, así como las condiciones comerciales aprobadas en cada caso.

- Evitarán la contratación de productos o servicios con el único fin de generar comisiones o ingresos y sin un interés efectivo para el cliente.

- No ofrecerán mayores ventajas o beneficios a unos clientes respecto de otros.

- Se asegurarán de que la contratación de los productos y servicios se lleve a cabo con ajuste a los procedimientos internos aplicables, obteniendo y conservando la documentación requerida y entregando copia de la misma a los clientes.

- Se evitará cualquier conducta en la publicidad, comercialización y venta que pueda suponer engaño o falta de información relevante.

5.14 RELACIÓN CON PROVEEDORES

GRUPO SUPERVIELLE promueve el trato respetuoso y digno con sus proveedores y que los bienes y servicios de tales proveedores sean provistos con arreglo a las leyes aplicables.

GRUPO SUPERVIELLE espera que sus proveedores, en todas sus actividades, cumplan por su parte estrictas normas éticas y que actúen con integridad, confianza, respeto, honestidad y transparencia.

Todos los colaboradores que en virtud de su función en la Organización mantengan relaciones con los proveedores de GRUPO SUPERVIELLE deberán cumplir y hacer que se cumplan estrictamente las disposiciones de este Código y, en particular, de esta Sección 5.14, ajustando sus actos con las disposiciones de los manuales de procedimiento vigentes en la Organización para la contratación de sus proveedores.

5.15 SANA COMPETENCIA

GRUPO SUPERVIELLE promueve la competencia leal y honesta. Por tal motivo, está prohibido ejercer cualquier práctica que debilite a la competencia.

5.16 RESPONSABILIDAD SOCIAL CORPORATIVA

GRUPO SUPERVIELLE aspira a ser reconocido como un agente de cambio y creador de valor social sustentable.

Sus objetivos estratégicos en materia de Responsabilidad Social Corporativa (RSC) son los siguientes:

- Instalar la RSC en el modelo de gestión de GRUPO SUPERVIELLE como eje orientador en la estrategia de negocios.

- Desarrollar una estrategia innovadora y transformadora con acciones concretas, medibles y de alto impacto.

– Sinergizar sus iniciativas de RSC con las comunidades locales en las que GRUPO SUPERVIELLE tiene una presencia comercial.

– Construir una cultura organizacional colaborativa y de co-responsabilidad y promover la participación de sus colaboradores en el marco de sus acciones de RSC.

5.17 REDES SOCIALES

GRUPO SUPERVIELLE prohíbe el uso de las Redes Sociales (tales como Facebook, Twitter u otras) dentro en el lugar de trabajo, salvo que las mismas sean utilizadas por temas estrictamente laborales e institucionales.

Los colaboradores deben ser conscientes que el uso extralaboral de las redes sociales puede tener consecuencias directas para GRUPO SUPERVIELLE. La información que compartimos en las redes sociales debe ser difundida con respeto y mesura respetando los valores éticos del presente Código.

Se encuentra prohibido el empleo de las denominaciones sociales y marcas pertenecientes a GRUPO SUPERVIELLE a los efectos de la apertura de cuentas, perfiles o grupos en las Redes Sociales, o bien para denominar a tales cuentas, perfiles o grupos.

6. PREVENCIÓN DE LAVADO DE DINERO Y FINANCIACIÓN DEL TERRORISMO

GRUPO SUPERVIELLE asume un firme compromiso en la lucha contra el lavado de dinero proveniente de actividades ilícitas así como contra la financiación del terrorismo, con el fin de prevenir que la Organización pueda ser utilizada como vehículo de este tipo de delitos.

El Lavado de Dinero y la Financiación del Terrorismo entrañan para la entidad serios riesgos legales, económicos y de reputación.

Todos los colaboradores deberán tener clara conciencia de los riesgos a los que están expuestos GRUPO SUPERVIELLE y sus colaboradores en caso de no dar debido cumplimiento a las disposiciones contenidas en el presente Artículo 6 y en los manuales de procedimientos internos aplicables.

Por tal motivo, cada colaborador de GRUPO SUPERVIELLE es responsable de colaborar activamente en la lucha contra el lavado de dinero y la finaciación del terrorismo, de la siguiente manera:

– Aplicando la política de "Conozca a su Cliente" antes de vincular a un cliente en cualquier negocio y/o producto y/o servicio y durante toda la vida de la relación comercial con el cliente, manteniendo actualizada toda la información que resulte necesaria de acuerdo a las normas vigentes en cada momento.

– Estando atento a las operaciones que se nos propone, poniendo especial foco en:

(a) transacciones que no guarden relación con la actividad, recursos o patrimonio del cliente;
(b) transacciones que se presenten bajo condiciones de complejidad;
(c) negocios en los que no se advierte el beneficio económico para el cliente o donde la ganancia del GRUPO SUPERVIELLE no sea acorde con el servicio a brindar, nivel de riesgo a asumir o condiciones del mercado.

Teniendo especial cuidado en virtud del monto y naturaleza de la operación, respetándose los criterios de respaldo documental sobre identidad, actividad, relación de los montos involucrados con la actividad del cliente, etc. (Operaciones con titulares ocasionales)

Estando atentos para la detección de "Operaciones Inusuales", tomando como referencia el "Perfil del Cliente" y poniéndolas en conocimiento de la Gerencia de Prevención de Lavado de Dinero y Financiamiento del Terrorismo del respectivo empleador del colaborador (Operaciones inusuales)

– En el marco de las políticas y procedimientos de "Conozca a su Cliente" vigentes, requiriendo todos los datos que solicitan los formularios y/o sistemas y verificando la completitud de las instrumentaciones requeridas para la vinculación del cliente con la Organización y la realización de transacciones.

7. CONOZCA A SU COLABORADOR

Al momento de incorporar nuevos colaboradores, GRUPO SUPERVIELLE realizará las evaluaciones que considere necesarias con la finalidad de verificar los antecedentes personales de los mismos, de modo de contar con una razonable seguridad tanto de sus capacidades profesionales como de su honestidad personal.

Asimismo, todos los Gerentes, Jefes y Supervisores deberán prestar especial atención a la conducta de sus colaboradores a fin de detectar tempranamente signos de eventuales conductas deshonestas. GRUPO SUPERVIELLE presupone que las cuentas abiertas para el pago de sueldos de sus colaboradores serán utilizadas básicamente para el manejo de los fondos provenientes de dicho origen.

Quienes por razones puntuales o regulares deban utilizar estas cuentas para el manejo de fondos provenientes de otro origen por montos significativamente superiores, pondrán esta circunstancia en conocimiento previo de la Gerencia de Recursos Humanos del respectivo empleador del colaborador y aportarán la documentación necesaria según el caso.

Si los fondos provienen de una actividad comercial o profesional compatible con su cargo en GRUPO SUPERVIELLE (según lo ya expresado en este Código), la misma deberá ser puesta en conocimiento de la Gerencia de Recursos Humanos del respectivo empleador del colaborador y, de resultar necesario, se podrá solicitar la apertura de una cuenta adicional para estos fondos.

8. LÍNEA ÉTICA

Es responsabilidad de todos los colaboradores informar acerca de las situaciones que representen una falta de cumplimiento al presente Código de Ética y/o a los valores organizacionales o cualquier otra norma establecida por GRUPO SUPERVIELLE.

GRUPO SUPERVIELLE ha puesto a disposición de colaboradores y terceros relacionados un servicio de Línea Ética externo que permite la recepción de las denuncias a través de dos canales alternativos: una línea telefónica gratuita o una página Web en Internet. En cualquiera de estos dos canales, se podrán denunciar en forma anónima posibles irregularidades o conductas impropias.

9. COMUNICACIÓN DEL CÓDIGO DE ÉTICA

A fin de garantizar el cumplimiento del presente Código de Ética, GRUPO SUPERVIELLE exige a todos sus colaboradores que certifiquen que han leído, interpretado y que sostendrán sus prácticas y

disposiciones en el curso de sus actividades diarias.

* * *

COMPROMISO DE ADHESIÓN AL CÓDIGO DE ÉTICA DE GRUPO SUPERVIELLE

En mi carácter de colaborador de GRUPO SUPERVIELLE declaro haber leído el presente Códidgo de Ética y conocer los valores esenciales de GRUPO SUPERVIELLE.

Me comprometo a respetar y cumplir las reglamentaciones y normas específicas establecidas en el Código de Ética. También me comprometo a consultar a las instancias correspondientes en caso de dudas con respecto a la interpretación y aplicación de las normas y políticas incluidas en este Código.

Manifiesto que cumplo con los estándares de conducta aquí establecidos, incluyendo la declaracion de cualquier conflicto de interés, ya sea actual o potencial, y me comprometo a informar de forma inmediata si me encuentro involucrado en alguna situación que pudiera ser o parecer un conflicto de interés.

Lugar y Fecha:

Nombre y Apellido:

Función:

No de Legajo:

Firma:

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Anexo I

Lineamientos principales de la política de GRUPO SUPERVIELLE en materia de regalos y atenciones

Invitación a eventos, viajes y convenciones

No está permitido aceptar o recibir atenciones que desvirtúen la relación comercial y puedan ser interpretadas como una retribución por favoritismo.

Las invitaciones a viajes, eventos deportivos o demostraciones de productos, deberán ser elevadas al Comité de Recursos Humanos a través del Gerente Coordinador del área con anterioridad a la aceptación de la invitación.

Será atribución del Comité la aprobación del viaje, la reasignación a otro colaborador del Grupo o la desestimación de la invitación.

Es imprescindible para la aceptación de cualquier invitación que (i) la misma sea en el marco de un evento general, (ii) no sea destinada exclusivamente al colaborador de GRUPO SUPERVIELLE, (iii) que incluya a otros clientes de quien cursa la invitación y (iv) que la invitación sea cursada a GRUPO SUPERVIELLE con anticipación no menor a 5 días hábiles.

Regalos y Obsequios

Solo se pueden aceptar:

a. Obsequios de valor simbólico (como promociones de venta/publicidad) habitualmente ofrecidos.

b. Regalos corrientes en ocasiones especiales como fin de año, aniversarios de GRUPO SUPERVIELLE, etc., que no superen los U$S 100. Los regalos de montos superiores a los establecidos en el presente Código de Ética deberán ser notificados al Comité de RRHH que determinará el destino del mismo.

   Se contemplarán las siguientes posibilidades:
   - Sorteo entre los integrantes de GRUPO SUPERVIELLE.
   - Donación a una entidad de bien público en nombre de GRUPO SUPERVIELLE.

c. Comidas e invitaciones pertinentes, habituales y razonables, en las cuales el otorgante se encuentre presente, como por ejemplo, una comida de negocios o un evento deportivo ocasional y Grupo Supervielle no sea la única compañía invitada.

Los regalos a los clientes se realizarán también respondiendo a las prácticas comerciales comunes.

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TRADUCCIÓN PÚBLICA / CERTIFIED TRANSLATION

[All pages bear a heading reading "GRUPO SUPERVIELLE" and a footer reading "Code of Ethics of GRUPO SUPERVIELLE"]

CODE OF ETHICS OF GRUPO SUPERVIELLE S.A.

TABLE OF CONTENTS

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1. ENFORCEMENT OF THE CODE OF ETHICS

The provisions of this Code of Ethics shall apply to all GRUPO SUPERVIELLE associates, including its direct employees, any individuals hired under fixed-term contracts or providing services during a trial period, members of the Board of Directors, external advisors, suppliers and any third parties who, given the nature of their relationship with GRUPO SUPERVIELLE, may affect the reputation of GRUPO SUPERVIELLE or of any entities and companies that are part thereof.

For the purposes of this Code of Ethics, GRUPO SUPERVIELLE shall be deemed to include Grupo Supervielle S.A. and the different entities and companies controlled by or being in a corporate relationship with Grupo Supervielle S.A., including Banco Supervielle S.A., Cordial Compañía Financiera S.A., Supervielle Asset Management S.A., Sociedad Gerente de Fondos Comunes de Inversión, Tarjeta Automática S.A., Cordial Microfinanzas S.A., Espacio Cordial de Servicios S.A., Supervielle Seguros S.A. and Sofital S.A., and any other companies that may become part of GRUPO SUPERVIELLE in the future. Also, the term "Organization" may be used in this Code of Ethics to designate GRUPO SUPERVIELLE and its different related entities and companies.

It is the responsibility of each and all of the associates of GRUPO SUPERVIELLE to be aware of and comply with the provisions of this Code of Ethics. Any failure in the observance of this Code of Ethics may result in the imposition of disciplinary and legal penalties and cause the severance of employment or contractual termination of any GRUPO SUPERVIELLE associates responsible for such infringement.

The guidelines established under this Code of Ethics shall prevail over any orders issued by senior officers and are part of GRUPO SUPERVIELLE's standards and regulations currently in effect.

The Human Resources Department shall be responsible for the operating management of this Code of Ethics and shall be in charge of:

- Effectively disseminating this Code to all associates.
- Answer any doubts in relation to the content of this document.
- Suggest amendments to the content of this Code.
- Ensure that all new associates will receive the Code, confirm that they have read it and sign their respective commitment letter, which shall be enclosed to such associate's personal file.

The Internal Audit Department shall be in charge of receiving and investigating any reports filed in connection with any matters contemplated in this Code.

2. GROUNDWORK

This Code of Ethics is based on a set of essential values that distinguish and identify GRUPO SUPERVIELLE which must be observed by each of our members in the daily performance of their duties in relation to customers, suppliers, associates and controlling agencies.

3. ETHICAL VALUES

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The values that identify GRUPO SUPERVIELLE include:

LEADERSHIP (So that we may *know* where to go)

We create organizational capabilities in order to be a benchmark in those markets on which we are focused.

<u>We believe in</u>:

Leading by example.

Dreaming far-reaching dreams.

Training and developing our teams.

Surpassing our own goals.

<u>We will not accept</u>:

The setting of unchallenging goals

An absence of team work.

A lack of focus.

INNOVATION (So that we may *change* through ideas)

We challenge limits in our search for new solutions that will add value and increase our competitiveness.

<u>We believe in</u>:

Improving the experience of our customers.

Looking into the future without neglecting the present.

Being open and flexible.

<u>We will not accept</u>:

Conformism.

The fear of the new.

Mental barriers that may prevent our growth.

COMMITMENT (So that we may make a greater *contribution*)

We will answer with sustainable solutions to the demands of our customers and communities of interest.

<u>We believe in</u>:

Putting passion in everything we do.

Honoring our agreements.

Encouraging ties of proximity.

Putting ourselves in our customer's place.

Surpassing expectations.

<u>We will not accept</u>:

Indifference and a failure to assume responsibility.

Making promises we know we will not be able to fulfill.

Imposing conditions not desired by customers.

Irresponsible attitudes in respect of results.

Bad faith and a lack of ethics.

RESPECT (So that we may *take* other people *into account*)

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We listen to and understand our customers' needs and promote constructive personal and business relations.

<u>We believe in</u>:

Treating other people as we like to be treated.

Engaging in dialogue and building on diversity.

<u>We will not accept</u>:

Results obtained cost what it may.

The imposition of ideas.

The lack of empathy.

Any kind of discrimination.

EFFICIENCY (So that value may be *added*)

We give quick, good-quality answers through the use of available resources in a responsible and sustainable manner.

<u>We believe in</u>:

Focusing on processes that add value.

Recognizing those initiatives that pursue constant improvement.

Minding the structure of costs.

<u>We will not accept</u>:

The neglect of errors and a failure to learn from them.

Bureaucracy.

Improvisation.

SIMPLICITY (So that we may *facilitate*)

We long to make our customers' lives easier.

<u>We believe in</u>:

Being careful with our customers' time.

Operating through strong and simple processes.

Making decisions at the closest point to our customers.

<u>We will not accept</u>:

Mistrustful attitudes that are an obstacle to delegation and cooperation.

The creation of unnecessary or cumbersome procedures.

An unproductive or inconsiderate use of our own and other people's time.

4. DISSEMINATION

The Human Resources Department will be responsible for the dissemination and regular updating of this Code of Ethics. Also, GRUPO SUPERVIELLE requests its Directors, Managers and senior officers to make this Code known to their associates and engage their commitment by their own example.

5. PRACTICES UNDER THE CODE OF ETHICS OF GRUPO SUPERVIELLE

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5.1 PROTECTION OF GRUPO SUPERVIELLE'S RESOURCES

All associates of GRUPO SUPERVIELLE shall take any actions conducive to the protection of the Organization's assets and property.

All the operations conducted by the Organization shall be subject to adequate internal controls so that the Organization's assets and property shall be protected. These operations must be performed subject to any authorizations that may be necessary pursuant to the authorization schemes applicable thereto. Operations shall be properly recorded in accordance with the accounting standards applicable in each case, so that the Organization's accounting records will contain accurate information. It shall be each associate's responsibility to ensure the integrity and confidentiality of all GRUPO SUPERVIELLE's assets and property, with due observance of internal controls and applicable authorization schemes.

Any physical and computer assets made available by GRUPO SUPERVIELLE to its associates (including computers, telephones, printers, e-mail services, etc.) are work tools and therefore to be exclusively used for the performance of Organization's activities, and they may not be used for personal or other purposes foreign to such activities.

In relation to the use of computer equipment and any related applications, GRUPO SUPERVIELLE shall assign codes and/or passwords to each associate. Any codes and/or passwords assigned to such associates are for the personal, non transferable use of each of them, and shall not be disclosed under any circumstances. Associates shall in all cases be liable for any improper use of codes and/or passwords and may be subject to penalties in this connection.

Everything related to electronic mail and electronic communication systems generally, including any communications and information created, received, saved or sent through the Organization's systems, are the property of GRUPO SUPERVIELLE. Associates do not have any personal privacy rights on any material created, received, saved or sent through the electronic mail or any computerized systems of GRUPO SUPERVIELLE, including external Internet providers, and no privacy may be expected in relation to such communications. GRUPO SUPERVIELLE shall take any necessary actions to implement the provisions herein described in a clear and accurate manner, ensuring at all times that any tools provided to associates will be used for the performance of their respective tasks and protecting the rights of the individuals involved, all in accordance with applicable statutory rules.

5.2 EQUAL OPPORTUNITIES. NO DISCRIMINATION

GRUPO SUPERVIELLE shall provide equal opportunities of access to work and professional promotion, and shall not engage in any discriminatory practices, either on the basis of gender or sexual preference, race, religion, background, marital status or social condition.

GRUPO SUPERVIELLE's associates that take part in any contracting, selection and/or professional promotion processes and/or make decisions in the framework of these processes shall be required to act objectively and not to engage in the above mentioned practices, in order to identify those individuals that are most adequate based on the profile and needs of the job to be performed, promoting at all times equal opportunities.

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Any person that has been the victim of or a witness to any event of discrimination or harassment at the workplace must promptly contact its Immediate Senior Officer or, if this is not possible, the Human Resources Department...

5.3 PERSONAL RELATIONSHIPS AT THE WORKPLACE..

For purposes of preserving an objective and professional environment, notice must be given to the respective senior officers, in a properly confidential manner, upon the establishment of any romantic relationships between workmates in the same area and/or of relationships between associates that given their working relation, tasks or duties directly or indirectly report to and/or require the supervision of their partners. In case of occurrence of this kind of circumstances, one of the associates involved must be transferred to another area...

If an associate performing commercial or administrative duties (a manager, customer service officer, account officer, investment officer or employee with similar duties) has a personal, commercial, family or friendship relation with any customer or supplier, whether an individual or an entity, such relation must be reported to the associate's senior officer so that a different associate may be designated and assume responsibility for the relationship with such customer or supplier, as the case may be..

5.4 A DRUG-FREE WORKPLACE ....

Each associate must perform his/her tasks without being inhibited or stimulated by the effects of alcohol or any drugs. GRUPO SUPERVIELLE believes that the observance of the provisions of this Section 5.4 is of vital importance to maintain the levels of performance required from each associate and to preserve their individual health and safety. The consumption of alcohol shall be tolerated solely during corporate or social events that may take place at the workplace, such as end-of-year or similar toasts, to such an extent as this does not affect the associates' capabilities or health..

The possession and/or consumption of illegal drugs and alcohol, as well as the improper use or abuse of legally prescribed drugs is prohibited (a) inside the premises of GRUPO SUPERVIELLE, and/or (b) in the course of activities conducted on behalf of, in relation to or which may have an impact on GRUPO SUPERVIELLE...

5.5 A SMOKE-FREE WORKPLACE ....

GRUPO SUPERVIELLE states that it is a "SMOKE FREE" entity and an advocate of a healthy environment, and prohibits the consumption of tobacco within its premises, including external corridors, balconies and terraces..

5.6 HEALTH AND SAFETY ....

Health and safety at the workplace are essential pillars for an adequate performance of daily tasks within GRUPO SUPERVIELLE...

It is a responsibility of all associates to observe any established safety measures. Also, it is a duty of any persons having employees in their charge to promote such measures among their associates.......

5.7 FAIR TREATMENT..........

GRUPO SUPERVIELLE provides a friendly working environment, free of violence and aggressions. Threats, threatening behavior, harassment, intimidation and aggressions are prohibited at the workplace..........

Working in an environment where respect and friendliness prevail among associates and towards external customers, suppliers and the community is essential..........

GRUPO SUPERVIELLE's associates must act at all times with due respect for proper behavior and fair treatment guidelines, religion, sexual preference, race and other personal qualities..........

5.8 CONFIDENTIALITY OF INFORMATION OF GRUPO SUPERVIELLE AND ITS CUSTOMERS. SECRECY AND RESERVE..........

GRUPO SUPERVIELLE's associates shall not disclose any accounting or documentary information pertaining to GRUPO SUPERVIELLE which has not been published by the means established by law..........

No associate must disclose or use any information obtained in the course of his/her relationship with GRUPO SUPERVIELLE for his/her own or other persons' personal benefit or advantage......

GRUPO SUPERVIELLE's associates must take actions designed to ensure the confidentiality, integrity and availability of any data and information belonging to customers and third parties that have established a relationship with GRUPO SUPERVIELLE. This includes identifying any data that must be protected, providing an adequate degree of protection to such data and giving access to protected data only to those persons who need to make use of them for the performance of their duties. Also, all associates working for entities that are affiliates of GRUPO SUPERVIELLE and subject to the Argentine Central Bank rules in their capacity of financial entities, financial companies or other entities governed by the Argentine Financial Entities Law (the "FEL") shall strictly comply with "Bank Secrecy" rules established by section 39 of the FEL, dealing with any information that may become known to them with the utmost confidentiality and reserve. This implies that no disclosure may be made of any information relating to any kind of bank deposits or accounts held by customers of such affiliates of GRUPO SUPERVIELLE (either their respective numbers or any balances therein or any other data through which the deposit or account might be possibly identified or the owner thereof determined); provided, however, that "Bank Secrecy" rules shall not apply to: (a) judges acting under judicial proceedings, (b) the Argentine Central Bank, (c) national, provincial or municipal tax collection agencies, and (d) the entity itself, upon the prior authorization of the Argentine Central Bank; all the foregoing, subject to the specific conditions established by the LEF, regulations thereunder and in particular the Organization's manuals of internal procedure as applicable to each case..........

Any associate that, by reason of his/her job or activity, is in possession of information concerning the development or business of a GRUPO SUPERVIELLE's affiliate engaging in the public offering of securities, which information has not yet been disclosed to the public in the market and is capable of influencing the price of such affiliate's securities or affecting the placement and trading of securities shall be required to keep such information in strict confidentiality..........

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Associates working for external audit firms, consulting firms or any other suppliers that provide services to GRUPO SUPERVIELLE are specifically included within the scope of the provisions set forth in Section 5.8. Similarly, associates working for any suppliers that provide services to GRUPO SUPERVIELLE shall refrain from using, for their own or any third parties' benefit, any information they may know as a result of the service provided and shall be under a duty of confidentiality under applicable law. Associates shall refrain from:

- Transferring confidential information to other person that may subsequently buy or sell any securities of GRUPO SUPERVIELLE, including call or put options on such securities.

- Buying or selling any securities issued by other companies the price of which might be affected by actions taken by GRUPO SUPERVIELLE which have not yet been announced to the public, and any call or put options on such securities.

<u>5.9 OBJECTIVITY AND CONFLICTS OF INTEREST</u>

All associates of GRUPO SUPERVIELLE shall be under a duty to refrain from:

- Acting as representatives of GRUPO SUPERVIELLE under circumstances where such associate or a relative of personal friend thereof has any kind of personal interest.

- Making any improper use of the name of GRUPO SUPERVIELLE.

- Accepting any kind of favor from any individual or entity with whom GRUPO SUPERVIELLE maintains a business relationship.

- Deriving any personal benefit from business opportunities in which GRUPO SUPERVIELLE is involved.

- Providing assistance to a competitor of GRUPO SUPERVIELLE in such competitor's business activity.

In the event of a conflict of interest arising in connection with an associate's employment or other issues, associates shall be required to promptly bring the facts to the attention of their immediate senior officer so as to be released from any position affected by such conflict of interest. In case of doubt on whether the activity to be developed might or might not trigger a conflict of interest with GRUPO SUPERVIELLE, it shall be the associate's responsibility to consult with his/her immediate senior officer and with the Human Resources Department, who shall specify the actions to be taken in each case.

No business or professional activities must be performed in parallel with those performed for GRUPO SUPERVIELLE if such activities are somehow in competition with any business of GRUPO SUPERVIELLE.

No associate capable of exercising any influence of GRUPO SUPERVIELLE's business decisions and no member of such associate's immediate family (spouse, mother, father, child or sibling) may own a significant financial interest, understood to mean, for illustration purposes and without

limitation, an interest as a shareholder or manager, in any company that is a supplier of goods or services to GRUPO SUPERVIELLE. ....

If an associate or a member of an associate's immediate family owns a significant financial interest in a competitor of GRUPO SUPERVIELLE, such associate shall be required to give notice of such interest to the Human Resources Department of his/her respective employer in GRUPO SUPERVIELLE. ....

Any executive, manager, professional and technical associates that carry out any activities outside GRUPO SUPERVIELLE must fully disclose such activities and the scope thereof to the Human Resources Department of their respective employer in GRUPO SUPERVIELLE. ....

No associate will be allowed to perform any civic or political activities that may cause a conflict of interest or might be interpreted in any manner as a participation of GRUPO SUPERVIELLE in such activities during working hours. ....

5.10 CORPORATE GIFTS AND BUSINESS COURTESIES ....

Annex 1 hereto sets forth the major guidelines of GRUPO SUPERVIELLE's policies concerning corporate gifts and business courtesies. ....

Any business courtesy offered for services rendered by an associate may only be accepted to such an extent as it represents solely a customer's acknowledgement of such associate's efficiency, capacity and transparency in the performance of his/her tasks and is in compliance with GRUPO SUPERVIELLE's policy regarding gifts and courtesies. ....

No gifts or courtesies may be offered to or accepted from a government officer or associate. Bribery is strictly prohibited. ....

5.11 RELATIONS WITH NEWS MEDIA ....

Relations with news media shall be solely coordinated by the Press Forum. No associate of GRUPO SUPERVIELLE shall answer questions from the media, give interviews or publish articles on behalf of or relating to GRUPO SUPERVIELLE, or take part as speaker or lecturer on behalf of GRUPO SUPERVIELLE in conferences or events organized by third parties without the prior authorization of the Press Forum. ....

Any request for such authorization shall be submitted to the Press Forum through the Marketing Department. ....

5.12 RELATIONS WITH GOVERNMENTAL AGENCIES ....

GRUPO SUPERVIELLE preserves political neutrality and undertakes to comply with all its legal obligations under municipal, provincial or national regulations in Argentina or any country where it may conduct its business. ....

GRUPO SUPERVIELLE's associates shall strictly comply with the laws of the respective country, refraining from any behavior that, although not an infringement of the law, might adversely affect

the reputation of GRUPO SUPERVIELLE or any of its affiliates vis-à-vis the community, the government or other agencies of the country and/or have any adverse effect on the business, image and/or reputation of GRUPO SUPERVIELLE. ....

No associate shall knowingly cooperate with third parties in the infringement of any law nor take part in actions that may jeopardize the observance of the rule of law. ....

GRUPO SUPERVIELLE associates shall act with fairness and integrity in all their contracts and transactions with authorities and employees of the municipal, provincial and national governments, ensuring that all the information and documents submitted and all statements made by them and all statements are truthful, clear and complete. ....

<u>5.13 RELATIONS WITH CUSTOMERS</u> ....

Customers are a priority of GRUPO SUPERVIELLE. Therefore, it is a responsibility of all its associates to maintain respectful, fair and committed relations with GRUPO SUPERVIELLE customers and provide to them an integral quality service. ....

It is the policy of GRUPO SUPERVIELLE to conduct transactions with individuals and companies renowned by their integrity. ....

To establish long-lasting business relationships it is indispensable to convey a feeling of trust and transparency in communication. In this respect, the following must be preserved: ....

(a) <u>An affable and straightforward attitude</u> ....

An affable and straightforward attitude must always prevail in an associate's relations with customers, suppliers and the general public. The relationship with customers must be conducted in the spirit of a professional and friendly provision of services. ....

(b) <u>A prompt, high-quality service</u> ....

A commitment to the provision of a prompt, high-quality service and an effort to exceed customers' expectations are priorities of GRUPO SUPERVIELLE. ....

Associates must in all events take care of their personal appearance, bearing in mind that the first image of GRUPO SUPERVIELLE perceived by a customer is that of our associates. ....

GRUPO SUPERVIELLE's associates shall offer to customers only those products or services that are adapted to each customer's identity and needs, and for this purpose the terms applicable to each one of those products and services and the benefits, risks and costs involved in them must be made known to and understood by customers before any contract is made. ....

Notwithstanding any other precautions, requirements or tasks to be performed or satisfied by GRUPO SUPERVIELLE's associates in accordance with applicable internal procedures, associates shall: ....

- Provide customers objective, accurate and complete information on the different products and services and all the terms and conditions applicable thereto, including a warning about any risks, expenses and applicable fees involved, in particular in the case of high-risk financial products.

- Apply any applicable charges and fees and enforce the commercial terms and conditions, as approved in each case..........

- Refrain from entering into contracts for products or services that are solely intended to gain a fee or income and without any actual interest for the customer involved..........

- Not offer higher benefits or advantages to some customers as compared with others..........

- Ensure that any contracts for products and services are made in compliance with applicable internal procedures, and shall obtain and keep any required documents and deliver a copy thereof to the respective customer..........

- Avoid any behavior in relation to advertising, marketing and selling activities which might be misleading or lacking in relevant information..........

<u>5.14 RELATIONS WITH SUPPLIERS</u> ....

GRUPO SUPERVIELLE promotes a respectful and fair attitude in dealing with its suppliers, and any goods and services from such suppliers must be provided in accordance with applicable law. .....

GRUPO SUPERVIELLE expects its suppliers to comply with strict ethical standards in all their activities and to perform those activities in an honest, trustworthy, respectful, fair and transparent manner..........

All associates that by reason of their duties in the Organization may establish any relationship with GRUPO SUPERVIELLE suppliers shall strictly comply and demand strict compliance with the provisions of this Code, and in particular with this Section 5.14, adapting their actions to the provisions contained in any manuals of procedure then in effect in the Organization and which govern dealings with suppliers..........

<u>5.15 FAIR COMPETITION</u> ....

GRUPO SUPERVIELLE promotes a fair and honest competition. For this reason, the exercise of any practices that may impair competition is prohibited..........

<u>5.16 CORPORATE SOCIAL RESPONSIBILITY</u> ....

GRUPO SUPERVIELLE strives to be recognized as an agent for change and a builder of sustainable social value..........

GRUPO SUPERVIELLE's strategic goals in the area of Corporate Social Responsibility (CSR) include: ....

RA I. VARELA
PUBLICA
NGLES
TAL FEDERAL
E INSC. 3125

- To establish CSR in its management model as the pivot of GRUPO SUPERVIELLE's business strategy. ....

- To develop an innovative and transformative strategy based on specific measurable, high-impact actions. ....

- To synergize its CSR initiatives with the local communities where GRUPO SUPERVIELLE has a business presence. ....

- To build a cooperative organization culture of joint responsibility and promote the participation of its associates in the framework of its CSR actions. ....

5.17 SOCIAL NETWORKS ....

GRUPO SUPERVIELLE prohibits the use of Social Networks (such as Facebook, Twitter or other) at the workplace, unless they are used strictly for labor and institutional purposes. ....

Associates must be aware that any use of social networks for other than work purposes may have direct consequences on GRUPO SUPERVIELLE. Any information shared through the social networks must be disseminated with decorum and moderation, in observance of the ethical values enshrined in this Code. ....

The use of corporate names and trademarks beginning to GRUPO SUPERVIELLE for purposes of creating, or for the designation of, accounts, profiles or groups in the Social Networks, is prohibited. ....

6. PREVENTION OF MONEY LAUNDERING AND TERRORIST FINANCING ACTIVITIES ....

GRUPO SUPERVIELLE assumes a firm commitment to the fight against the laundering of assets derived from illicit activities and also against terrorist financing to prevent that the Organization may be used as a vehicle for such crimes. ....

Money Laundering and Terrorist Financing entail serious legal, economic and reputational risks for the entity. ....

All GRUPO SUPERVIELLE associates must be clearly aware of the risks that both GRUPO SUPERVIELLE and its associates are exposed to upon any failure to duly comply with the provisions contained in this Section 6 and applicable manuals of internal procedure. ....

For this reason, each associate of GRUPO SUPERVIELLE shall have a responsibility to actively cooperate in the struggle against money laundering and terrorist financing, and to this end each associate shall: ....

- Apply "Know Your Customer" policies before a connection is established between a customer and a business and/or product and/or service and during the whole life of the Group's

MARCELA ALEJ
TRADUCTO
EN IDIO
T°X F° 457 -
C.T.P.C.B.A.

business relationship with such customer, keeping updated any information that may be necessary in accordance with currently applicable rules. ....

- Be watchful of any proposed transactions, with a special focus on: ....

(a) Transactions bearing no relationship with the respective customer's business, resources or assets; ....
(b) Transactions that are presented subject to complex terms;..
(c) Businesses where the customer's financial benefit is not apparent or GRUPO SUPERVIELLE's profit is not consistent with the service to be provided, the level of risk to be assumed or market conditions...

Special care must be taken considering the amount and nature of the transaction, with observance of established criteria regarding documentary support for a customer's identity, business, ratio between the amounts involved and the customer's business, etc. (Transactions with Occasional Account Holders). ....

- Be watchful to detect "Unusual transactions" by reference to the "Customer Profile", and bring these transactions to the knowledge of the Money Laundering and Terrorist Financing Department of the respective associate's employer (Unusual Transactions). ....

- In the framework of any "Know Your Customer" policies and procedures then in effect, request any data that may be required for any applicable forms and/or systems and check the completeness of any documents required to establish a relationship between a customer and the Organization and the conduct of any transactions. ....

7. KNOW YOUR ASSOCIATES...

Upon the admission of any new associates, GRUPO SUPERVIELLE will conduct any evaluations it may deem necessary in order to ascertain their personal background, so as to have reasonable certainty as to both their professional skills and their personal rectitude. ....

Also, all Senior Managers, Managers and Supervisors must pay particular attention to the behavior of their associates so as to be able to detect any signs of a possible misconduct on an early basis. GRUPO SUPERVIELLE assumes that any accounts created for the payment of our associates' remuneration will be basically used for the management of amounts derived from such payments. ..

It is recommended that any employees who, either on a specific or a regular basis, need to use these accounts to handle amounts derived from a different source involving significantly larger sums should make this circumstance known in advance to the Human Resources Department of the respective associate's employer and submit any required documents, as necessary in each case..........

If those amounts are derived from a commercial or professional activity that is compatible with the associate's position in GRUPO SUPERVIELLE (as already stated in this Code), this activity must be made known to the Human Resources Department of the respective associate's employer and, if necessary, the associate may be requested to open an additional account in connection with those amounts...

8. ETHICAL GUIDELINE

It shall be a responsibility of all GRUPO SUPERVIELLE associates to report any circumstances that may represent a lack of compliance with this Code of Ethics and/or with organizational values or any other rules established by GRUPO SUPERVIELLE.

GRUPO SUPERVIELLE has made available to associates and related third parties an external Ethical Guideline service where reports may be received through two optional channels: a free-of-charge telephone line or an Internet website. Possibly irregular or improper behavior may be reported anonymously through any of these channels.

9. COMMUNICATION OF THE CODE OF ETHICS

To ensure compliance with this Code of Ethics, GRUPO SUPERVIELLE requires all its associates to certify that they have read and understood this Code of Ethics and shall uphold its provisions and practices in the course of their daily activities.

ACCESSION COMMITMENT TO THE CODE OF ETHICS OF GRUPO SUPERVIELLE

As an associate of GRUPO SUPERVIELLE, I hereby state that I have read this Code of Ethics and am aware of the essential values of GRUPO SUPERVIELLE.

I undertake to observe and comply with the specific rules and standards established by the Code of Ethics. Also, I undertake to consult with the applicable authorities in case of doubt as to the interpretation and enforcement of the standards and policies set forth in this Code.

I hereby state that I am in compliance with the standards of conduct herein established, including the report of any actual or potential conflict of interest, and undertake to promptly report any involvement of mine in any circumstance that might entail or appear to entail a conflict of interest..

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RA I. VARELA
PUBLICA
INGLES
ITAL FEDERAL
DE INSC. 3125

Major Guidelines of GRUPO SUPERVIELLE's Policy Regarding Corporate Gifts and Business Courtesies

Invitations to events, trips and conferences ....

It shall not be permitted to accept or receive any business courtesies that may detract from a business relationship and might be interpreted as a compensation for a more favorable treatment. ...

Any invitations to trips, sporting events or product demonstrations shall be submitted to the Human Resources Committee through the Coordinator Manager of the area before the invitation is accepted...

The Committee shall have authority to approve the trip, reassign a different Group associate or reject the invitation...

To accept any invitation it shall be indispensable that such invitation (i) has been made in the framework of a general event, (ii) is not exclusively addressed to a specific associate of GRUPO SUPERVIELLE, (iii) includes other customers of the inviting entity or individual, and (iv) has been sent to GRUPO SUPERVIELLE not less than 5 business days in advance. ....

Corporate Gifts and Offerings: ....

Associates shall only be permitted to accept: ....

a. Usually offered gifts of a symbolic value (such as sale promotions / advertising). ....

b. Gifts ordinarily given on special occasions such as end of year, GRUPO SUPERVIELLE anniversaries, etc., not exceeding US$ 100. Any gifts exceeding the amounts established in this Code of Ethics must be reported to the Human Resources Committee, which shall determine the allocation thereof...

Under the options to be contemplated, such gifts may be: ....

- Raffled off among GRUPO SUPERVIELLE members. ....
- Given to a public good organization on behalf of GRUPO SUPERVIELLE. ....

c. Pertinent, usual and reasonable meals and invitations at which the inviting entity or individual is also present, such as for instance a business lunch or an occasional sporting event where GRUPO SUPERVIELLE is not the sole invited company. ....

Gifts to customers shall also be made pursuant to ordinary business practice. ....

THIS IS A TRUE TRANSLATION into English in 15 pages of the document in Spanish language which I have had before me and attach hereto, in Buenos Aires, on this November 20, 2015. ....

ES TRADUCCIÓN FIEL al idioma inglés en 15 páginas del documento en español que he tenido ante mí y adjunto a la presente, en Buenos Aires, a los 20 días del mes de noviembre de 2015. ....

Corresponde a la Legalización

Nº 80892/15

NATALIA SOLEDAD TESTA

MARCELA ALEJANDRA I. VARELA
TRADUCTORA PUBLICA
EN IDIOMA INGLES
Tº X Fº 457 - CAPITAL FEDERAL
C.T.P.C.B.A. Nº DE INSC. 3125

[redacted]

COLEGIO DE TRADUCTORES PÚBLICOS
DE LA CIUDAD DE BUENOS AIRES

República Argentina
Ley 20305

LEGALIZACIÓN

Por la presente, el COLEGIO DE TRADUCTORES PÚBLICOS DE LA CIUDAD DE BUENOS AIRES, en virtud de la facultad que le confiere el artículo 10 inc. d) de la ley 20305, certifica únicamente que la firma y el sello que aparecen en la traducción adjunta concuerdan con los correspondientes al/a la Traductor/a Público/a VARELA, MARCELA ALEJANDRA IRENE

que obran en los registros de esta institución, en el folio 457 del Tomo 10 en el idioma INGLÉS

Legalización número: **80892**

Buenos Aires, 24/11/2015

MARCELO F. SIGALOFF
Gerente de Legalizaciones
Colegio de Traductores Públicos
de la Ciudad de Buenos Aires

ESTA LEGALIZACIÓN NO SE CONSIDERARÁ VÁLIDA SIN EL CORRESPONDIENTE TIMBRADO DE CONTROL EN LA ÚLTIMA HOJA DE LA TRADUCCIÓN ADJUNTA

Control interno: 26815180892

2 6 8 1 5 1 8 0 8 9 2

By virtue of the authority vested in the COLEGIO DE TRADUCTORES PÚBLICOS DE LA CIUDAD DE BUENOS AIRES (Buenos Aires Sworn Translators Association) by Argentine law No. 20 305 section 10(d), I hereby CERTIFY that the seal and signature affixed on the attached translation are consistent with the seal and signature on file in our records.

The Colegio de Traductores Públicos de la Ciudad de Buenos Aires only certifies that the signature and seal on the translation are genuine; it will not attest to the contents of the document.

THIS CERTIFICATION WILL BE VALID ONLY IF IT BEARS THE PERTINENT CHECK STAMP ON THE LAST PAGE OF THE ATTACHED TRANSLATION.

Vu par le COLEGIO DE TRADUCTORES PÚBLICOS DE LA CIUDAD DE BUENOS AIRES (Ordre des Traducteurs Officiels de la ville de Buenos Aires), en vertu des attributions qui lui ont été accordées par l'article 10, alinéa d) de la Loi n° 20.305, pour la seule légalisation matérielle de la signature et du sceau du Traductor Público (Traducteur Officiel) apposés sur la traduction du document ci-joint, qui sont conformes à ceux déposés aux archives de cette Institution.

LE TIMBRE APPOSÉ SUR LA DERNIÈRE PAGE DE LA TRADUCTION FERA PREUVE DE LA VALIDITÉ DE LA LÉGALISATION.

Il COLEGIO DE TRADUCTORES PÚBLICOS DE LA CIUDAD DE BUENOS AIRES (Ordine dei Traduttori abilitati della Città di Buenos Aires) CERTIFICA ai sensi dell'articolo 10, lettera d) della legge 20.305 che la firma e il timbro apposti sulla qui unita traduzione sono conformi alla firma e al timbro del Traduttore abilitato depositati presso questo Ente. Non certifica il contenuto della traduzione sulla quale la certificazione è apposta.

LA VALIDITÁ DELLA PRESENTE CERTIFICAZIONE È SUBORDINATA ALL'APPOSIZIONE DEL TIMBRO DI CONTROLLO DEL CTPCBA SULL'ULTIMA PAGINA DELL'ALLEGATA TRADUZIONE.

Por meio desta legalização, o COLEGIO DE TRADUCTORES PÚBLICOS DE LA CIUDAD DE BUENOS AIRES (Colégio dos Tradutores Públicos da Cidade de Buenos Aires), no uso de suas atribuições e em conformidade com o artigo 10, alínea "d", da Lei 20.305, somente reconhece a assinatura e o carimbo do Tradutor Público que subscreve a tradução em anexo por semelhança com a assinatura e o carimbo arquivados nos registros desta instituição.

A PRESENTE LEGALIZAÇÃO SÓ TERÁ VALIDADE COM A CORRESPONDENTE CHANCELA MECÂNICA APOSTA NA ÚLTIMA FOLHA DA TRADUÇÃO.

COLEGIO DE TRADUCTORES PÚBLICOS DE LA CIUDAD DE BUENOS AIRES (Kammer der vereidigten Übersetzer der Stadt Buenos Aires). Kraft der Befugnisse, die ihr nach Art. 10 Abs. d) von Gesetz 20.305 zustehen, bescheinigt die Kammer hiermit lediglich die Übereinstimmung der Unterschrift und des Siegelabdruckes auf der beigefügten Übersetzung mit der entsprechenden Unterschrift und dem Siegelabdruck des vereidigten Übersetzers (Traductor Público) in unseren Registern.

DIE VORLIEGENDE ÜBERSETZUNG IST OHNE DEN ENTSPRECHENDEN GEBÜHRENSTEMPEL AUF DEM LETZTEN BLATT DER BEIGEFÜGTEN ÜBERSETZUNG NICHT GÜLTIG.